Exhibit 99.1

For Information, contact:

Craig Dynes

Chief Financial Officer

617-866-6020

CDynes@pega.com

Pegasystems Announces Record Revenues for the Seventh Consecutive Quarter;

Revenue of $62 Million and Net Income of $9 Million for First Quarter of 2009

License Revenue up 60% from First Quarter of 2008

CAMBRIDGE, Mass. – May 4, 2009 – Pegasystems Inc. (NASDAQ: PEGA), the leader in Business Process Management (BPM) software solutions, today announced financial results for the first quarter of 2009. Total revenue for the first quarter of 2009 increased 29% to $62.4 million compared to the first quarter of 2008. License revenue for the first quarter of 2009 increased 60% to $28 million compared to the first quarter of 2008. Net income for the first quarter of 2009 was $8.6 million compared to $2.9 million for the first quarter of 2008. The Company generated $13.9 million in cash from operations and ended the quarter with $173 million in cash and marketable securities.

The following table presents selected financial information for the first quarter of 2009 and 2008:

	Quarter
	Q1 2009	Q1 2008
	(In thousands, except per share amounts)
Software license	$28,036	$17,485
Maintenance	11,948	8,899
Professional services	22,383	22,094

Total revenue	$62,367	$48,478
Gross profit	$41,836	$28,926
Income from operations	$12,335	$2,166
Net income	$8,642	$2,944

Earnings per share, basic	$0.24	$0.08

Earnings per share, diluted	$0.23	$0.08

Business Perspective

“This was the seventh consecutive quarter of record setting revenue; demonstrating that our vision of how SmartBPM® can revolutionize business execution and provide dramatic cost savings is shared by our customers. Pegasystems’ unique approach to delivering successful applications has made us the industry’s leading choice for customers and partners,” said Alan Trefler, Pegasystems’ Chairman and CEO.

“In addition to our strong business growth, we saw other successes in Q1. Our BPM leadership was again confirmed by a leading industry analyst. The new releases of our SmartBPM® Suite and Federated Business Frameworks set the bar even higher for business agility. To further advance our leadership, we continue to significantly invest in BPM innovation, which creates the customer value and follow-on sales that drove our 60% growth in license revenue,” concluded Mr. Trefler.

Craig Dynes, Pegasystems’ CFO, added, “We are off to a great start for 2009 with record revenues and impressive cash flows. Our net income of $9 million and 34% increase in maintenance revenue compared to Q1, 2008 are both good indicators of our traction despite the weakened economy. We expect these challenging conditions will continue and so we are working hard on building pipeline and backlog for the remainder of 2009.”

Messrs. Trefler and Dynes will be hosting a conference call and live Webcast associated with this announcement at 9:00 a.m. ET on May 6, 2009. Dial-in information is as follows: 877-874-1571 (domestic) or 719-325-4779 (international).

To listen to the Webcast log onto www.pega.com at least 5 minutes prior to the event’s broadcast and click on the Webcast icon in the Investor Relations section. A replay of the call will also be available on www.pega.com in the Investor Relations section Audio Archives link.

Forward-Looking Statements

Certain statements contained in this press release may be construed as “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “project,” “expect,” “plan,” “intend,” “believe,” “estimate,” “target,” “forecast,” “could” and similar expressions, among others, identify forward-looking statements, which speak only as of the date the statement was made. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause the Company’s actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties include, without limitation, variation in demand and the difficulty in predicting the completion of product acceptance and other factors affecting the timing of our license revenue recognition, the level of term license renewals, our ability to develop new products and evolve existing ones, the impact on our business of the recent financial crisis in the global capital markets, the negative global economic trends and the ongoing consolidation in the financial services and healthcare markets, our ability to attract and retain key personnel, reliance on key third party relationships and management of the Company’s growth. Further information regarding these and other factors which could cause the Company’s actual results to differ materially from any forward-looking statements contained in this press release is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and other recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent the Company’s views as of May 4, 2009. Investors are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved. Although subsequent events may cause the Company’s view to change, the Company does not undertake and specifically disclaims any obligation to publicly update or revise these forward-looking statements whether as the result of new information, future events or otherwise. The statements should therefore not be relied upon as representing the Company’s view as of any date subsequent to May 4, 2009.

About Pegasystems

Pegasystems (NASDAQ: PEGA), the leader in Business Process Management, provides software to drive revenue growth, productivity and agility for the world’s most sophisticated organizations. Customers use our award-winning SmartBPM® suite to improve customer service, reach new markets and boost operational effectiveness.

Our patented SmartBPM® technology makes enterprise applications easy to build and change by directly capturing business objectives and eliminating manual programming. SmartBPM® unifies business rules and processes into composite applications that leverage existing systems — empowering businesspeople and IT staff to Build for Change®, deliver value quickly and outperform their competitors.

Pegasystems’ suite is complemented by best-practice frameworks designed for leaders in financial services, insurance, healthcare, government, life sciences, communications, manufacturing and other industries.

Headquartered in Cambridge, MA, Pegasystems has offices in North America, Europe and Asia Pacific. Visit us at www.pega.com.

All trademarks are the property of their respective owners.

Pegasystems Inc.

Unaudited Condensed Consolidated Balance Sheets

	As of March 31, 2009	As of December 31, 2008
	(in thousands)
Current Assets:
Cash and cash equivalents	$37,799	$36,087
Marketable securities	135,232	131,142

Total cash and cash equivalents and marketable securities	173,031	167,229
Trade accounts receivable, net	45,996	42,801
Short-term license installments	5,508	5,445
Other current assets	8,290	8,502

Total current assets	232,825	223,977

Long-term license installments, net	5,027	5,413
Property and equipment, net	6,234	5,723
Long-term deferred income taxes and other assets	8,365	8,117
Intangible assets, net	443	479
Goodwill	2,141	2,141

Total assets	$255,035	$245,850

Current liabilities:
Accounts payable	$2,792	$4,726
Accrued expenses	11,784	9,925
Accrued compensation and related expenses	11,258	18,015
Deferred revenue	44,260	32,231

Total current liabilities	70,094	64,897
Income taxes payable	5,802	5,665
Other long-term liabilities	2,086	2,174

Total liabilities	77,982	72,736

Stockholders’ equity:	177,053	173,114

Total liabilities and stockholders’ equity	$255,035	$245,850

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Income

	Three Months Ended March 31,
	2009	2008
	(in thousands, except per share amounts)
Revenue:
Software license	$28,036	$17,485
Maintenance	11,948	8,899
Professional services	22,383	22,094

Total revenue	62,367	48,478

Cost of revenue:
Cost of software license	31	—
Cost of maintenance	1,437	1,232
Cost of professional services	19,063	18,320

Total cost of revenue (1)	20,531	19,552

Gross profit	41,836	28,926

Operating expenses:
Selling and marketing (1)	15,436	14,681
Research and development (1)	9,119	7,022
General and administrative (1)	4,946	5,057

Total operating expenses	29,501	26,760

Income from operations	12,335	2,166
Installment receivable interest income	75	75
Other interest income, net	802	1,655
Foreign currency transaction (loss) gain	(812)	257
Other income, net	10	24

Income before provision for income taxes	12,410	4,177
Provision for income taxes	3,768	1,233

Net income	$8,642	$2,944

Earnings per share, basic	$0.24	$0.08

Earnings per share, diluted	$0.23	$0.08

Weighted-average number of common shares outstanding, basic	35,670	36,098
Weighted-average number of common shares outstanding, diluted	37,421	37,311
Dividends per share	$0.03	$0.03

(1) Includes stock-based compensation as follows:

Cost of revenue	$506	$204
Selling and marketing	$370	$160
Research and development	$248	$85
General and administrative	$574	$154

Pegasystems Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2009	2008
	(in thousands)
Operating activities:
Net income	$8,642	$2,944
Adjustments to reconcile net income to cash provided by operating activities:
Excess tax benefit from stock options and deferred income taxes	(2,813)	(1,181)
Depreciation, amortization, and other non-cash items	1,552	547
Stock-based compensation expense	1,698	603
Change in operating assets and liabilities, and other, net	4,772	11,012

Cash provided by operating activities	13,851	13,925

Cash used in investing activities	(5,778)	(18,522)

Cash used in financing activities	(6,137)	(2,113)

Effect of exchange rate on cash and cash equivalents	(224)	134

Net increase (decrease) in cash and cash equivalents	1,712	(6,576)
Cash and cash equivalents, beginning of period	36,087	26,710

Cash and cash equivalents, end of period	$37,799	$20,134